NONCOMPETITION AGREEMENT

This Noncompetition Agreement (this "Agreement") is made and entered into in duplicate effective as of July 5th, 2001, by and among Fishing Buddy LLC, a North Dakota limited liability company (the "LLC"); Fishing Buddy, Inc., a Nevada corporation ("Buyer"); and Dean Mostad and Scott Radig, ("Sellers").

                                    RECITALS

         A. Concurrently with the execution and delivery of this Agreement, Buyer is purchasing from the Sellers all units of membership interest in the LLC (the "Units") on the terms and subject to the conditions of that certain Purchase Agreement made as of the date specified in the preamble of this Agreement (the "Purchase Agreement").

         B. The parties to the Purchase Agreement desire that the Sellers enter into and execute this Agreement for the purpose of protecting proprietary information belonging to the LLC.

         NOW, THEREFORE, IN CONSIDERATION OF THE RECITALS SPECIFIED ABOVE THAT SHALL BE DEEMED TO BE A SUBSTANTIVE PART OF THIS AGREEMENT, AND THE MUTUAL COVENANTS, PROMISES, UNDERTAKINGS, AGREEMENTS, REPRESENTATIONS AND WARRANTIES SPECIFIED IN THIS AGREEMENT AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY OF WHICH ARE HEREBY ACKNOWLEDGED, WITH THE INTENT TO BE OBLIGATED LEGALLY AND EQUITABLY, THE PARTIES DO HEREBY COVENANT, PROMISE, AGREE, REPRESENT AND WARRANT AS FOLLOWS:

     1. Definitions. Capitalized terms not defined expressly in this Agreement shall have the meanings ascribed to those terms by the provisions of the Purchase Agreement.

     2. Acknowledgments by the Sellers. Each Seller acknowledges that (a) such Seller has occupied a position of trust and confidence with the LLC prior to the date of this Agreement and has become familiar with the following, any and all of which constitute confidential information of the LLC, (collectively, the "Confidential Information") (i) any and all trade secrets concerning the business and affairs of the LLC, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current and planned research and development, current and planned manufacturing and distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies,



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systems, structures and architectures (and related processes, formulae, compositions, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information, of the LLC and any other information, however documented, of the LLC that is a trade secret within the meaning of applicable law; (ii) any and all information concerning the business and affairs of the LLC (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of various personnel, personnel training and techniques and materials), however documented; and (iii) any and all notes, analysis, compilations, studies, summaries, and other material prepared by or for the LLC containing or based, in whole or in part, on any information included in the foregoing; (b) the business of the LLC is conducted nationally; (c) the products and services of the LLC are marketed throughout the United States; (d) the LLC competes with other businesses that are or could be located in any part of the United States; (e) Buyer has required that the Sellers, and each of them, make the covenants set forth in Sections 3 and 4 of this Agreement as a condition to the Buyer's purchase of the Units; (f) the provisions of Sections 3 and 4 of this Agreement are reasonable and necessary to protect and preserve the LLC's business; and (g) the LLC would be damaged irreparably if any Seller were to breach any of the covenants set forth in Section 3 and Section 4 of this Agreement.

     3. Confidential Information. Each Seller acknowledges and agrees that all Confidential Information known or obtained by such Seller, whether before or after the date of this Agreement, is the property of the LLC. Therefore, except in connection with such Seller's ownership of Units or in connection with such Seller's employment with the LLC, such Seller will not, at any time, disclose to any unauthorized Persons or use for such Seller's account or for the benefit of any third party any Confidential Information, whether such Seller has such information in his memory or embodied in writing or other physical form, without Buyer's written consent, unless and to the extent that the Confidential Information is or becomes generally known to, and available for use by, the public other than as a result of such Seller's fault or the fault of any other Person obligated by a duty of confidentiality to Buyer or the LLC. Each Seller shall deliver to Buyer, at the time of execution of this Agreement, and at any other time Buyer may request, all documents, memoranda, notes, plans, records, reports and other documentation, models, components, devices, or computer software, whether embodied in a disk or in other form (and all copies of all of the foregoing), relating to the businesses, operations or affairs of the LLC and any other Confidential Information that such Seller may then possess or have that may be subject to such Seller's control.



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     4. Noncompetition. As an inducement for Buyer to enter into the Purchase
Agreement and as additional consideration for the consideration to be paid to the Sellers pursuant to the Purchase Agreement, each Seller agrees that:

         (a) For a period of two (2) years after the Effective Date:

                   (i) such Seller will not (other than in connection with such Seller's ownership of Buyer or in connection with such Seller's employment with the LLC), directly or indirectly, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend such Seller's name or any similar name to, lend such Seller's credit to, or render services or advice to, any business whose products or activities compete in whole or in part with the products or activities of the LLC; provided, however, that such Seller may purchase or otherwise acquire (A) Units of Buyer or (B) not more than three percent (3%) of any class of securities of any issuer (but without otherwise participating in the activities of such issuer) if such securities are listed on any national or regional securities exchange or have been registered pursuant to Section 12(g) of the Securities Exchange Act of 1934. Each Seller agrees that this covenant is reasonable with respect to the duration, geographical area and scope of such covenant.

                   (ii) Each Seller will not, directly or indirectly, either for himself or any other Person, (A) induce or attempt to induce any employee of the LLC to leave the employ of the LLC; (B) in any way interfere with the relationship between the LLC and any employee of the LLC; (C) employ, or otherwise engage as an employee, independent contractor, or otherwise, any employee of the LLC; or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the LLC to cease doing business with the LLC, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the LLC.

                   (iii) Each Seller will not, directly or indirectly, either for himself or any other Person (other than on behalf of Buyer or the LLC), solicit the business of any Person known to such Seller to be a customer of the LLC, whether or not such Seller had personal contact with such Person;

         (b) In the event of a breach by any Seller of any covenant set forth in
Section 4(a) of this Agreement, the term of such covenant with respect to such Seller will be extended by the period of the duration of such breach; and



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         (c) Each Seller will not, at any time during or after that two (2) year period specified in Section 5(a) of this Agreement, disparage Buyer or the LLC, or any of their shareholders, directors, officers, employees, or agents.

         5. Remedies.

         (a) If any Seller breaches the covenants set forth in Section 3 or
Section 4 of this Agreement, Buyer and the LLC will be entitled to the following remedies:

                  (1) Recover damages from such Seller;

                  (2) To offset against any and all amounts owing to such Seller pursuant to the Purchase Agreement any and all amounts which Buyer or the LLC claims pursuant to Subsection 5(a)(1) of this Agreement; and

                  (3) In addition to the LLC's right to damages and any other rights the LLC may have, to obtain injunctive or other equitable relief to restrain any breach or threatened breach or otherwise to specifically enforce the provisions of Section 3 and Section 4 of this Agreement, as money damages would be inadequate to compensate the Buyer and the LLC and would be an inadequate remedy for such breach.

         (b) The rights and remedies of the parties to this Agreement are cumulative and not alternative.

     6. Successors and Assigns. This Agreement shall obligate the Sellers, and each of them, and will inure to the benefit of Buyer and the LLC and their affiliates, successors and assigns.

     7. Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege pursuant to this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or additional exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right resulting from this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right, unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable, except in the specific instance for which such waiver is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take additional action without notice or demand as provided in this Agreement.



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     8. Governing Law. This Agreement will be governed by the laws of the State of Nevada, without regard to conflicts of laws principles.

     9. Jurisdiction; Service of Process. Any action or proceeding seeking to enforce any provision of, or based on any right resulting from, this Agreement may be brought against any of the parties in the courts of the State of Nevada, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

     10. Severability. Each provision and term of this Agreement will be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is determined by a court of competent jurisdiction to be invalid, then such provision or term will be ineffective only to the extent of such invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement. If any of the covenants set forth in Section 4 of this Agreement are determined by a court of competent jurisdiction to be unreasonable, arbitrary, or against public policy, such covenants will be considered divisible with respect to scope, time, and geographic area, and in such reduced scope, time and geographic area will be effective, obligatory and enforceable against each Seller.

     11. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     12. Section Headings, Construction. The headings of sections in this Agreement are provided for convenience only and will not affect the construction or interpretation of this Agreement. All references to "section" or "sections" refer to the corresponding section or sections of this Agreement, unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     13. Notices. All notices, consents, waivers, and other communications pursuant to this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt),
(b) sent by facsimile machine (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):




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Sellers:

                  Dean Mostad
                  1021 Jefferson Avenue
                  Bismarck, ND 58504
                  Facsimile:  401.696.8414

                  Scott Radig
                  921 N. Mandan Street
                  Bismarck, ND 58501-3507
                  Facsimile:  401.696.8414

Buyer:

                  Fishing Buddy, Inc.
                  1108 27th Street NW
                  Mandan, ND 58554
                  Facsimile:  701.663.3784


with a copy to:

                  Stepp Law Group
                  1301 Dove Street, Suite 460
                  Newport Beach, California 92660
                  Attn: Michael Muellerleile
                  Facsimile: (949) 660-9010




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         14. Entire Agreement. This Agreement and the Purchase Agreement
constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior written and oral agreements and understandings among the parties with respect to the subject matter of this Agreement. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

Fishing Buddy, Inc.,
a Nevada corporation

         /s/ Wade Vogel                              /s/ Dean Mostad
         ---------------------------                 ---------------------------
By:      Wade Vogel                                  Dean Mostad
Its:     President

                                                     /s/ Scott Radig
                                                     ---------------------------
                                                     Scott Radig

Fishing Buddy LLC,
a North Dakota limited liability company

         /s/ Dean Mostad
         ---------------------------
By:      Dean Mostad
Its:     Managing Member